Exhibit 10.1
SPLIT DOLLAR TERMINATION AGREEMENT

THIS SPLIT DOLLAR TERMINATION AGREEMENT (“Agreement”) is made and entered into effective as of this 1st day of January, 2023 (“Effective Date”) by and among AMERIS BANCORP, a Georgia corporation, and AMERIS BANK, a Georgia banking corporation (together, “Ameris”) and James Bennett Miller, Jr., a Georgia resident (the “Executive”). Ameris and Executive may be referred to herein singly as a “Party” or collectively as the “Parties.”

STATEMENT OF BACKGROUND INFORMATION

WHEREAS, Ameris and/or its predecessors and Executive entered into various endorsement split dollar arrangements in which the Executive was given the right to designate the beneficiary of certain life insurance policies (collectively, the “Policies”), which include, but are not limited to, the Policies listed on Schedule B hereto;

WHEREAS, the predecessor to Ameris entered into that certain Fidelity Bank Split Dollar Agreement and Endorsement dated March 19, 2015, obligating Ameris to pay any premiums on the Policies, as well as various other similar agreements prior to that date, some of which are listed on Schedule A attached hereto (individually and collectively, the “Split Dollar Agreement”);

WHEREAS, Ameris and the Executive entered into that certain Employment Agreement for James
B. Miller, Jr. dated December 17, 2018 (the “Employment Agreement”) obligating Ameris to purchase and maintain the Policies at all times, including after the termination of the Employment Agreement;

WHEREAS, the Parties wish to terminate Ameris’s obligations under the Split Dollar Agreement and the Employment Agreement in regard to the Policies, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing recitals (which are by this reference hereby made a part of this Agreement), the mutual covenants, promises, and agreements herein contained, and the mutual benefits to be derived from this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I TERMINATION

Section 1.1. Termination. The Parties hereby terminate the Split Dollar Agreement and any and all prior split dollar agreements or split dollar endorsements, and any and all other agreements, however documented or characterized, relating to any Policy or any other life insurance policies owned by Ameris on the life of Executive. In addition, the Parties hereby terminate any and all obligations to maintain the Policies for Executive’s life, whether such obligations are found in the Employment Agreement or in any other agreement between Executive, Ameris, and Ameris’s predecessors, and the Employment Agreement and any such other agreement is deemed to be amended hereby as necessary to reflect the foregoing.

Section 1.2. Termination Payment. Ameris agrees to pay the sum of Three Million Seven Hundred Eighty Thousand Dollars ($3,796,340.31), minus any amounts withheld by Ameris through payroll, including, but not limited to, payroll taxes (the “Termination Payment”), to the Executive or as the Executive directs. The Termination Payment will be made in annual installments of One Million Dollars ($1,000,000) in July 2023, 2024 and 2025, with a final installment of Seven Hundred Eighty Thousand ($796,340.31) in July 2026, provided that in the event Ameris reasonably anticipates that Section 162(m) of the Internal Revenue Code (“Section 162(m)”) would prevent Ameris from receiving a deduction for any portion of any such payment, such portion will instead by paid in the first calendar year in which Ameris reasonably anticipates that the deduction of such portion will not be barred by the application of Section 162(m). In the event Executive dies before receiving all payments contemplated herein, such payments shall be made, when due, as the Executive previously directed, or absent such direction, to the personal representative of Executive’s estate. The Parties agree that the Termination Payment may be modified as necessary so that the termination of the Split Dollar Agreement as contemplated hereby and the payment of such amount is cost-neutral to Ameris after taking into consideration its associated tax and expense accruals.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF EXECUTIVE

In order to induce Ameris to consummate the transactions set forth herein, the Executive, on behalf of himself, his agents, servants, employees, attorneys, accountants, advisers, and other agents, executors, heirs and assigns, warrants to Ameris that he has not assigned or otherwise voluntarily or involuntarily encumbered his interests in the Policies, or any part thereof, and that there are no liens against his interests therein. The Executive further represents and warrants that he will provide such reasonable documentation to substantiate this representation as Ameris may request.

ARTICLE III RELEASES

Executive hereby releases, remises, acquits and forever discharges Ameris, its predecessors, successors and assigns and its past, present and future directors, officers, agents, servants, employees, parent entities, subsidiary entities, predecessor or successor entities, affiliated entities, attorneys, accountants, advisers, and other agents and assigns of any of the foregoing, of and from all, and all manner of, past, present, and future claims, demands, actions and causes of action, debts, amounts due, sums of money, accounts, obligations, reckonings, bonds, covenants, warrants, contracts, controversies, agreements, promises, commissions, attorneys’ fees, costs, damages, whether compensatory, consequential, punitive or exemplary, liens, judgments, executions, third party actions and causes of action, and any and all suits at law, or in equity, whether based upon the terms of the Policies, the Split Dollar Agreement(s), the Employment Agreement, trust or general fiduciary law, contract, tort, common law, statutory law or otherwise, including subrogation claims, claims for contribution or indemnity, and liabilities of any kind or nature whatsoever, in each case, relating in any way to the Policies or the Split Dollar Agreement(s) prior to the Effective Date.

ARTICLE IV INDEMNIFICATION

Section 4.1. Ameris’s Indemnification. Executive agrees to defend (by counsel reasonably satisfactory to Ameris), indemnify and hold harmless Ameris and its past, present and future directors, officers, agents, servants, employees, parent entities, subsidiary entities, predecessor or successor entities, affiliated entities, attorneys, accountants, advisors, other agents and assigns of any of the foregoing (each an “Ameris Indemnitee”) from and against all loss, costs, damages, claims, judgments, penalties, fines, fees, amounts paid in settlement or other expenses, including reasonable attorneys’ fees and disbursements, incurred by any Ameris Indemnitee arising out of or in connection with Ameris’s administration of the Policies prior to the Effective Date, the negotiation, preparation, execution or performance of this Agreement, the termination of Ameris’s obligations in regards to the Policies and the Employment Agreement, or the termination of the Split Dollar Agreement(s) or the split dollar endorsements on the Policies or any other agreements relating to any life insurance benefits provided to the Executive and his heirs or assigns, provided that such indemnity shall be limited to the amount of the Termination Payment.

ARTICLE V MISCELLANEOUS

Section 5.1. Amendments. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and shall be signed by, or validly on behalf of, the Party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

Section 5.2. Further Assurances. Each Party shall, in good faith, execute such other and further instruments, assignments, or documents, and take such further actions as may be necessary for the consummation of the transactions contemplated by this Agreement and shall assist and cooperate with the other Parties in connection with these actions. Ameris and the Executive shall, in good faith, cooperate with each other to amend any endorsement of the death benefits of the Policies such that no portion of the Policies will be paid or payable to anyone other than Ameris. Moreover, Ameris and the Executive shall, in good faith, cooperate with each other to cancel all split dollar policy endorsements now in effect.

Section 5.3. No Waiver; Remedies. No failure on the part of any Party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 5.4. Binding Effect. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the Parties and their respective heirs, executors, administrators or other legal representatives and successors and assigns.

Section 5.5. Severability. If any provision of this Agreement, or the application of such provision to any person, entity or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 5.6. Counterparts. This Agreement may be executed by the undersigned Parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Parties notwithstanding that all the undersigned Parties are not signatories to the same counterpart.

Section 5.7. Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the Parties, whether oral or written.

Section 5.8. Governing Law. This Agreement and the rights of the Parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Georgia, without regard to conflict of law principles.

Section 5.9. Headings. The various Article and Section headings in this Agreement are included herein for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and shall not be considered in interpreting this Agreement.

Section 5.10. Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

Section 5.11. Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

Section 5.12. Attorney Representations. THE UNDERSIGNED PARTIES ACKNOWLEDGE THAT SMITH, GAMBRELL & RUSSELL, LLP (THE “FIRM”) PREPARED THIS AGREEMENT ON BEHALF OF AND IN THE COURSE OF ITS REPRESENTATION OF AMERIS AND THAT THE EXECUTIVE HAS BEEN ADVISED BY THE FIRM THAT IT REPRESENTS AMERIS AND DOES NOT REPRESENT HIM; AND EXECUTIVE HEREBY ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THIS AGREEMENT IN ITS ENTIRETY AND THAT HE HAS BEEN ADVISED BY THE FIRM TO CONSULT WITH LEGAL COUNSEL TO PROTECT HIS INTERESTS AS HE DEEMS APPROPRIATE; AND EXECUTIVE ALSO HEREBY ACKNOWLEDGES THAT HE HAS, TO THE EXTENT HE DEEMS APPROPRIATE, CONSULTED WITH LEGAL COUNSEL WHO REVIEWED THIS AGREEMENT ON HIS BEHALF AND HAS CONSULTED WITH SUCH OTHER ADVISERS AS HE DEEMS APPROPRIATE IN CONNECTION WITH HIS RIGHTS AND

INTERESTS IN THE POLICIES; AND THE EXECUTIVE HAS RECEIVED NO ADVICE FROM THE FIRM ABOUT THE LEGAL OR TAX CONSEQUENCES OF THIS AGREEMENT, AND HAS SIGNED THIS AGREEMENT AS HIS OWN FREE ACT.

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IN WITNESS WHEREOF, the undersigned Parties in the capacities set forth herein, as and/or on behalf of all of the Parties, have executed this Agreement regarding the Policies effective as of the Effective Date, on the dates set forth below.

Executive:

January 1, 2023	/s/ James Bennett Miller, Jr.
Date	James Bennett Miller, Jr., individually

Ameris Bancorp

March 1, 2023	By: /s/ Michael Pierson
Date	Name: Michael Pierson
Its: EVP

Ameris Bank

March 1, 2023	By: /s/ Michael Pierson
Date	Name: Michael Pierson
Its: EVP